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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated October 31, 1997 accompanying the consolidated financial statements of Ciprico Inc. and subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended September 30, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP


Minneapolis, Minnesota
December 15, 1997